UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

MARATHON DIGITAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 NE Third Avenue, Suite 1200
Fort Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

Item 8.01 Other Information

Prospective Long Term Incentive Program Grants

On October 2, 2023, Marathon Digital Holdings, Inc. (the “Company”) announced its Long Term Incentive Program (“LTIP”) for 2022 to be established under its 2018 Equity Incentive Plan, conditioned upon shareholder approval of an increase in shares available for issuance under the Plan.

Methodology of the LTIP

The methodology of the LTIP is to align its employees’ performance with its shareholders by comparing the Company’s total shareholder return to an index of public Bitcoin mining companies (its peer group) and awarding equity based on comparing the Company’s performance to the index.

The Company’s peer group consists of other publicly traded Bitcoin miners, which may include, without limitation, the following (in alphabetical order):

Applied Digital Corporation (APLD)

Bitfarms Limited (BITF)

Cipher Mining, Inc. (CIFR)

CleanSpark, Inc. (CLSK)

Hive Digital Technologies Limited (HIVE)

Hut 8 Mining Corporation (HUT)

Iris Energy Limited (IREN)

Riot Platforms, Inc. (RIOT)

TeraWulf, Inc. (WULF)

The Company will grant the LTIP by comparing the Company’s stock price performance during the year versus the indexed peer group stock price performance for the same period. The peer index is calculated by taking the product of the returns of the entire group and the market capitalizations divided by the total market capitalization of the entire peer group.

Depending on the Company’s stock price performance, the annual LTIP awards will range as follows, which will be applied to each employee’s respective target award for that year:

Percentile Range	Payout
85.0% and above	200.0%
75%-84%	175.0%
65%-74%	150.0%
55%-64%	125.0%
45%-54%	100.0%
35%-44%	75.0%
25%-34%	50.0%
15%-24%	25.0%
Less than 15%	0.0%
-

For example, in any year when the Company’s performance versus its peer group falls in a range of under 15%, then there is no LTIP grant. Conversely, when the performance is at 85% or more, then the maximum payout is 200%.

Those persons employed by the Company during 2022 will receive a grant of restricted stock units (“RSUs”). The LTIP is designed to be a long-term incentive that will consist of an equity grant in the form of RSUs that will vest over a three-year period, with (i) 25% of the grant vesting immediately and (ii) the balance vesting ratably over the next 12 consecutive calendar quarters (6.25% per calendar quarter). Those employees who joined the Company during the 2022 calendar year will receive a prorated grant based upon the proportion of the year for which the employee was employed by the Company. It is important to note that the Company grants RSUs for other purposes such as initial grants to new employees in keeping with its goal of attracting the best talent to join the Marathon Team.

Purpose of the LTIP

The purposes of the LTIP grants are (i) align the interests of the Company’s employees with those of its stockholders through peer indexed performance-based awards, (ii) to encourage long-term employee retention through service-based awards of restricted stock units, and (iii) to attract new and talented employees to the Company through a balanced and performance based compensation structure. By having the Company’s Compensation Committee determine on an annual basis whether to put LTIP awards in place for its employees, the Company will ensure that its program remains in coordination with its performance versus the performance of its peer group on a current basis.

The 2022 LTIPs will be awarded at 200% which is the top of the performance range. The formula grant under the LTIP shall be the product of: (i) stock performance vs. peer group (200% for 2022) multiplied by (ii) the Company multiplier for each employee multiplied by (iii) the employee’s annual base salary.

Each LTIP award is subject to restrictions, including on transfer, and forfeiture until vested. The final number of restricted stock units granted to each employee will be determined by the Company’s Compensation Committee.

Upon shareholder approval of the increase in shares available under the Company’s 2018 Equity Incentive Plan, the Company will make final calculations as to LTIP awards and disclose its grants to its Named Executive Officers on a further Current Report on Form 8-K.

Item 9.01 Exhibits

104	Inline XBRL

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 2, 2023

MARATHON DIGITAL HOLDINGS, INC.

By:	/s/ Salman Khan
Name:	Salman Khan
Title:	Chief Financial Officer